           As filed with the Securities and Exchange Commission on March 9, 2005
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                  VISIJET, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                33-0838660
         --------                                                ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                               Tel: (949) 450-1660
                    (Address of principal executive offices)

                ------------------------------------------------

               Business Advisory and Financial Consulting Services
                         Agreement, dated March 3, 2005
                              (Full title of plan)

                        --------------------------------

                              Laurence M. Schreiber
                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                     (Name and address of agent for service)

                                 (949) 450-1660
          (Telephone number, including area code of agent for service)

                                    Copy to:
                             Robert J. Zepfel, Esq.
                               Haddan & Zepfel LLP
                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6000
                           (949) 706-6060 (facsimile)

                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered            per share            Price                 Registration fee
----------------------- --------------------- -------------------- --------------------- ------------------
Common Stock
(par value $.001)          500,000                   .36 (1)            $180,000              $21.19
----------------------- --------------------- -------------------- --------------------- ------------------

(1) Based on the closing price of the Common Stock on the OTC Bulletin Board on March 7, 2005, solely for the purpose of determining the amount of registration fee pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by VisiJet, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement except as superseded or modified herein: the Annual Report on Form 10-KSB for the year ended December 31, 2003, and the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, including any amendment or reports filed for the purpose of updating such description. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post- effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the General Corporation Law of the State of Delaware ("GCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

         Consistent with Section 102 of the GCL, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

         Section 145 of the GCL provides a Delaware corporation with the power to indemnify its officers and directors in certain circumstances. Under subsection (a) of Section 145 of the GCL, a Delaware corporation may indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative

(other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

         Under subsection (b) of Section 145, a Delaware corporation may indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The indemnification rights provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. A Delaware corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         The Company's Restated Certificate of Incorporation obligates it to indemnify its directors and officers to the fullest extent authorized by Delaware law. This indemnification generally would cover all expenses and liabilities reasonably incurred in connection with their services for or on behalf of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted under the Restated Certificate of Incorporation or otherwise to the Company's directors, officers, or controlling persons, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

         5     Opinion of Haddan & Zepfel LLP

         23.1     Consent of Peterson & Company, LLP

         23.2     Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 9, 2005.

                                           VisiJet, Inc.

                                           By: /s/ Laurence M. Schreiber
                                               --------------------------------
                                               Laurence M. Schreiber, Secretary
                                                  and Chief Operating Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Laurence M. Schreiber his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post- effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                           Title                                         Date
---------                                           -----                                         ----

/s/ Randal A. Bailey                President and a Director                                  March 9, 2005
----------------------------          (Principal Executive Officer)
Randal A. Bailey


/s/ Laurence M. Schreiber           Chief Operating Officer, Chief Financial Officer,         March 9, 2005
----------------------------          Secretary and a Director (Principal Financial
Laurence M. Schreiber                 and Accounting Officer)


Directors:

/s/ Richard H. Keates               Chairman of the Board of Directors                        March 9, 2005
----------------------------
Richard H. Keates


                                    Director                                                  March  , 2005
----------------------------
Adam Krupp


/s/ Norman Schwartz                 Director                                                  March 9, 2005
----------------------------
Norman Schwartz


                                                     6

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

5.      Opinion of  Haddan & Zepfel LLP

23.1    Consent of Peterson & Co., LLP

23.2    Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)